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                                                                   EXHIBIT 10(g)

             REAL ESTATE CONSULTING AND ADVISORY SERVICES AGREEMENT

         This Agreement is entered into as of February 18, 2002, by and between Hilco Real Estate, LLC, a Delaware limited liability company ("Hilco"), and Jacobson Stores, Inc. (the "Company" or "Debtor"), which has filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the District of _______ (the "Bankruptcy Court") subject to notice and Bankruptcy Court approval, and Debtor hereby agrees to retain Hilco with respect to the analysis and sale of Debtor's right, title and interest in the Company's owned properties, (the "Owned Properties") and in leased properties (each a "Lease," and collectively, the "Leases") set forth on Schedule A hereto and any additional properties added pursuant to the terms hereof.

                                    Recitals:

A.       Company operates a retail department store chain.

B. Company desires to sell and assign certain of the Owned Properties and certain of the Leases and/or to renegotiate the terms of certain other leases designated by the Company, and seeks to engage Hilco to provide certain consulting services in connection therewith.

                                   Agreement:

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Hilco agree as follows:

         1. Consulting and Advisory Services. At Company's request, Hilco shall provide the consulting and advisory services of the principals of Hilco, with a view towards successfully negotiating the assumption and assignment of the Leases and sale of the Owned Properties and/or renegotiating the terms and conditions of certain other leases, as designated by the Company in writing. Such services shall include:

                  (a) Meeting with Company to ascertain the Company's goals, objectives and financial parameters.

                  (b) Developing and designing a marketing program consistent with the terms of the proposal dated February 7, 2002, (the "Proposal") for the sale and/or assignment of the Leases and the Owned Properties.

                  (c) Where appropriate and in conjunction with the Company, Hilco will coordinate and organize the bidding procedures and sale process, as outlined in the Proposal, in order to maximize the attendance of all interested bidders for the sale and assignment of the Leases and the Owned Properties.

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                  (d)      At Company's direction and on Company's behalf,
                           negotiate the terms of the purchase agreements for the sale and assignment of the Owned Stores and Leases.

                  (e) At Company's direction and on Company's behalf, renegotiate the terms and conditions of termination agreements with the landlords under the Leases.

                  (f) At Company's direction and on Company's behalf, Hilco will negotiate for the benefit of the Debtor's estate claim reductions and modifications with respect to the Leases.

                  (g) Reporting periodically (not less frequently than weekly) to Company regarding the status of negotiations.

         2. Term. Subject to the entry of an Order of the Bankruptcy Court, the term of this Agreement shall commence upon the execution hereof and shall expire on March 1, 2003 provided, however, that Hilco or the Debtor may terminate this Agreement for "cause" upon three (3) days prior written notice to the other, without prejudice to Hilco's rights pursuant to Section 6 below and subject to payment of all fees and expenses then due and owing. For purposes of this Agreement, "cause" shall mean failure of either party to perform any of its material obligations hereunder.

         3. Authority. Hilco is authorized only to negotiate the terms of the sale of the Owned Properties or sale or assignment of the Leases or renegotiate the terms and conditions of certain leases as directed by the Company at the direction and on the behalf of Company, but not to commit the Company to any agreement or arrangement or to sign any instrument on behalf of the Company without the Company's express consent.

         4. Compensation. As compensation for Hilco's services, the Company will pay to Hilco:

                  (a) Subject to Section 10(q) hereof with respect to the Toledo Store, upon closing the disposition, by assignment, sale or otherwise of the Owned Properties and the Leases, a fee equal to two percent (2.0%) of the Gross Proceeds (as defined below);

                  (b) A fee of three and one-half percent (3.5%) for each Claim Reduction (as defined below) (a "Claim Reduction Payment") with a minimum of $5,000 per store. A "Claim Reduction" shall mean the entry into an agreement by the Debtor with a landlord negotiated by Hilco for the reduction or waiver of claims under 11 U.S.C. Section 502(b)(6) ("Claim Reduction Agreement") with respect to a Lease, calculated based on the net cash savings to the estate as a result of such Claim Reduction Agreement (a "Claim Reduction"); provided, however, that Hilco shall

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                           seek Claim Reductions only for Leases for that the
                           Company has requested that Hilco obtain Claim Reductions;

                  (c) A fee of four percent (4%) of the Rent Reduction (as defined below) achieved for any Renegotiated Lease (as defined below) (a "Rent Reduction Payment").


                   "Gross Proceeds" shall mean the total amount of cash paid by the buyer(s) of the Owned Properties or lease assignee or landlord for any Lease.

                  "Rent Reduction" shall mean as to any Renegotiated Lease, the present value of rent reductions provided in such Renegotiated Lease determined as of the closing date of such Renegotiated Lease using a discount rate of eight percent (8%).

                  "Renegotiated Lease" shall mean any lease that the Debtor has requested Hilco to achieve a rent reduction and for which the Debtor has entered into an amended lease or lease amendment consummating such rent reduction.


                  The Debtor shall have the sole right to accept or reject the proposed disposition of the Owned Properties or the assumption or rejection of a Lease or other transaction involving the same. The Debtor shall have the sole right to accept or reject any proposed Claim Reduction Agreement or Renegotiated Lease. The amounts owing to Hilco hereunder shall be paid (i) at the time of closing for an Owned Property or Lease disposition transaction directly out of Gross Proceeds; (ii) upon execution of a Claim Reduction Agreement, for Claim Reduction Payments as to the minimum payment, and at the time of the effective date of a plan or reorganization or conversion of the case to a chapter 7 case, any additional amounts on account of Claim Reductions and (iii) upon execution of a Renegotiated Lease, for any Rent Reduction Payments.

                  The order of the Bankruptcy Court approving this Agreement shall provide that Hilco shall be paid the disposition fees directly out of Gross Proceeds. All payments to Hilco shall be free and clear of any liens, claims and encumbrances.

         5. Costs. Hilco shall be entitled to reimbursement from Company for all Reimbursable Expenses (defined below). Billing shall be monthly and payment shall be due not later than thirty (30) days after the date of invoice. "Reimbursable Expenses" means all out-of-pocket expenses incurred by Hilco in connection with its performance of its services hereunder, in an amount not to exceed an agreed upon amount with the Company (in accordance with a budget to be submitted by Hilco and agreed upon by Company prior to execution of this Agreement) including, without limitation: reasonable expenses of coach travel and transportation, including, the cost of out-of-town travel, court attendance and expert witness testimony (which shall be paid at Hilco's standard hourly rate for such services as specified in the agreed upon budget), including economy transportation expenses, room and board; long distance telephone charges; postage and courier/overnight express fees. Hilco shall not be responsible for any transactional costs and/or legal expenses incurred by the Debtor in

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connection with its retention of Hilco and its involvement with the subject matter of this Agreement. In the event any marketing expenses are required to be pre-paid, the Debtor will be presented with those requests and be responsible for those payments to the extent contemplated by the budget.

         6. Survival. If within ninety (90) days after the expiration of the term of this Agreement or any extension thereof, Company shall enter into an assignment of any Owned Property or Lease (as to which disposition agreement was not entered into during the term hereof), with an entity Hilco contacted and showed the related property during the term of this Agreement (a "Contacted Party") Hilco shall be entitled to a fee in accordance with Paragraph 4 as if such assignment had been entered into during the term of this Agreement unless the termination of Hilco has been for "cause." Hilco shall provide the Company with a list of the Contacted Parties within ten (10) days of the termination of this Agreement.

         7. Hilco and Company Covenants. In consideration of this Agreement, Hilco agrees to utilize reasonable efforts and diligence to achieve the purpose of this Agreement. Company agrees to cooperate reasonably with Hilco and to make available to Hilco such information as Hilco requests, including true and correct copies of the Leases and related correspondence.

         8. Successors and Assigns. Hilco shall be entitled to compensation for services rendered in accordance herewith and this Agreement shall be binding upon the Debtor or any successor or assignee.

         9. Exclusive. Hilco shall have the sole and exclusive authority to perform all services outlined herein on an "exclusive right to sell" basis, and all inquiries regarding the Owned Properties and Leases made to the Debtor, its representatives, counsel or related parties to the Debtor, shall be redirected to Hilco.

10.      General Provisions.

         (a) Debtor and Hilco shall deal with each other fairly and in good faith so as to allow both parties to perform their duties and earn the benefits of this Agreement.

         (b) The Debtor recognizes and acknowledges that the services to be provided by Hilco pursuant to this Agreement are, in general, transactional in nature, and Hilco will not be billing the Debtor by the hour nor maintaining time records, with the exception of Hilco's hourly rate for court appearances. It is agreed that Hilco is not requested or required to maintain such time records, with the exception of Hilco's hourly rate for court appearances, and that its compensation will be fixed on the percentages set forth herein.

         (c) Any correspondence or required notice shall be addressed as follows:

                      If to Hilco:        Hilco Real Estate, LLC
                                          5 Revere Drive, Suite 320
                                          Northbrook, Illinois 60062


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                                          Tel.     (847) 504-2450
                                          Fax      (847) 714-1289
                                          Attn:  Mitchell P. Kahn


                      If to the Debtor:   Jacobson Stores Inc.
                                          3333 Sargent Road
                                          Jackson, Michigan 49201
                                          Tel:  (517) 764-2213
                                          Fax:  (517) 764-7983
                                          Attn:  Paul W. Gilbert

                                          With a copy to:
                                          Richard J. Burstein, Esquire
                                          Honigman Miller Schwartz and Cohn LLP
                                          32270 Telegraph Road, Suite 225
                                          Bingham Farms, Michigan 48025
                                          Telephone:  (248) 566-8430
                                          Facsimile:  (248) 566-8431

         (d) The effectiveness of this Agreement is subject to and contingent upon the entry of a Bankruptcy Court order, in form and substance acceptable to Hilco, authorizing the Debtor's entry into this Agreement, which Debtor agrees to use its best efforts to obtain. The Debtor will provide Hilco with a copy of the pleadings requesting retention of Hilco prior to submission to the Bankruptcy Court and advise Hilco of any objection or hearings pertaining to Hilco's retention. Hilco shall provide the Debtor with any and all information and documentation necessary for its retention by the Debtor.

         (e) Debtor acknowledges that this Agreement in its entirety will be attached to, and made a part of, Debtor's application to the Bankruptcy Court and will be incorporated by reference in the Bankruptcy Court Order authorizing Hilco's retention.

         (f) This Agreement shall be deemed drafted by both parties hereto, and there shall be no presumption against either party in the interpretation of this Agreement.

         (g) By executing or otherwise accepting this Agreement, Debtor and Hilco acknowledge and represent that they are represented by and have consulted with independent legal counsel with respect to the terms and conditions contained herein.

         (h) Hilco agrees to keep all non-public information confidential from dissemination to Third Parties (defined below) and will put in place appropriate procedures to ensure that Third Parties do not receive non-public information other than marketing materials approved by the Debtor relating to the Owned Properties and Leases, unless otherwise instructed in writing by the Debtor or the Bankruptcy Court. "Third Parties" shall mean any entity other than Hilco or its subsidiaries, parents or affiliates, including their officers,

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                  employees, agents and representatives. Debtor shall clearly label any such confidential information that is in written form as "Confidential."

         (i)      The Debtor shall provide Hilco with:

                  - all reasonably requested real estate information to the extent in the Debtor's possession;

                  - information on prospect interest and evidence of all real estate inquiries, to the extent that the Debtor has such information and evidence; and

                  - all environmental reports and notices, if any, of violations of environmental laws/regulations, to the extent in the Debtor's possession.

         (j) Any and all issues, disputes, claims or causes of action which relate or pertain to, or result or arise from this Agreement or Hilo's services hereunder, shall be subject to the exclusive jurisdiction of the Bankruptcy Court presiding over the Debtor's case.

         (k) This Agreement may be executed in original counterparts, and if executed and delivered via facsimile shall be deemed the equivalent of an original.

         (l) Debtor shall promptly apply to the Bankruptcy Court for authority to retain Hilco in accordance with this Agreement. In connection with such application, the Debtor will request authority to pay Hilco the commissions set forth in this Agreement and the expenses set forth herein as they come due without the necessity of Hilco's filing interim or final fee applications with the Bankruptcy Court.

         (m)      This Agreement creates no third-party beneficiaries.

         (n) The Company and Hilco shall have the right to add additional Owned Properties or Leases to this Agreement for which Hilco will perform the services set forth herein on the terms of this Agreement.

         (o) Hilco shall and hereby agrees to defend, indemnify and hold the Company and its principals, members, officers, directors, agents, and employees (each a "Company Indemnified Party") harmless from and against any claim, damage, loss, expense (including reasonable attorneys' fees), penalty or liability of any kind whatsoever, or any action therefore, by or on behalf of any person which arise from or are in connection with a breach by Hilco of this Agreement and Hilco's gross negligence or willful misconduct in performing its services hereunder.

         (p) In the event that the Company consummates a disposition with the potential purchaser identified to Hilco as to the Owned Property located at in Toledo, Ohio (the "Toledo Store"). for not greater than the consideration that the Company has negotiated with such potential purchaser as of the date hereof (the "Proposed Price"), Hilco shall not receive a

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         fee for the sale of the Toledo Store; provided, however, that in the event that a sale of the Toledo Store is consummated with the potential purchaser or any other purchaser for consideration in excess of the Proposed Price, then, Hilco shall be entitled to a fee of two percent (2.0%) of the consideration in excess of the Proposed Price to be paid as set forth in Section 4(a).


         IN WITNESS WHEREOF, Company and Hilco have executed and delivered this Agreement as of the date first above written.

JACOBSON STORES, INC.,                      HILCO REAL ESTATE,LLC., a
a Michigan Corporation                      Delaware limited liability company,


By:   /s/   Paul W. Gilbert                  By:    /s/   Mitchell P. Kahn
   ----------------------------              --------------------------
         Paul W. Gilbert                            Mitchell P. Kahn
Title:  Vice Chairman                        Title:   President
Date:                                        Date:
     --------------------------                    ----------------------------


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                                   SCHEDULE A

                           OWNED PROPERTIES AND LEASES

         Saginaw, Michigan-Owned

         Toledo, Ohio-Owned

         Columbus, Ohio-Owned

         Clearwater, Florida-Leased

         Tampa, Florida-Leased

         Osprey, Florida-Leased

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